Bank of South Carolina Corporation
P.O. Box 538
Charleston, SC 29402

CONTACT:	William L. Hiott, Jr.
TELEPHONE:	(843) 724-1500
DATE:	September 20, 2007
FOR USE: IMMEDIATE

NEWS RELEASE

FOR IMMEDIATE RELEASE

Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., Sept. 20 /PRNewswire-FirstCall/ - The Board of Directors of Bank of South Carolina Corporation, (Nasdaq: BKSC) the parent Company for The Bank of South Carolina, declared a $.16 per share quarterly dividend payable October 31, 2007 to shareholders of record as of October 1, 2007. This is the 72nd consecutive dividend paid by the Company. Hugh C. Lane, Jr., President and Chief Executive Officer of The Bank of South Carolina, stated, “The month of August was the first time the banks capital has exceeded $25,000,000. We are committed to sharing our success with our shareholders.”

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. It is also available on its website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol “BKSC”. Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Sterne, Agee and Leach Inc., Scott & Stringfellow, Inc., Nite Securities, LP, Speer, Leeds and Kellogg and Howe Barnes.